EXHIBIT (10)(iii)23

                                 CH ENERGY GROUP



                          SUPPLEMENTARY RETIREMENT PLAN

                  (as amended and restated as of July 1, 2001)



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                                   APPENDIX A

                             ARTICLE I. DEFINITIONS

       1.01 "Beneficiary" shall mean the person(s) designated by the Participant entitled to receive benefits under the Plan after the death of a Participant.

       1.02 "Pension Plan" shall mean the Retirement Income Plan of Central Hudson Gas & Electric Corporation, as from time to time amended.

       1.03 "Central Hudson" shall mean Central Hudson Gas & Electric Corporation, a wholly-owned affiliate of Energy Group.

       1.04   "Energy Group" shall mean CH Energy Group, Inc.

       1.05 "Compensation" shall mean the annual base rate of renumeration in effect for a Participant, including any deferrals under any Energy Group and/or Central Hudson plan or arrangement with Energy Group which defers or avoids recognition of income under the Internal Revenue Code of 1986, as amended.

       1.06 "Participant" shall mean, subject to Section 3.08, any full-time employee of Energy Group and/or Central Hudson who is holding any of the following officer positions with Energy Group or Central Hudson, subject to the right of Energy Group to reject him or her as a Participant:

                             CENTRAL HUDSON OFFICERS

              Chairman of the Board and Chief Executive Officer
              President and Chief Operating Officer
              Vice President (including any level thereof)
              Secretary
              Chief Financial Officer
              Treasurer
              Controller
              Assistant Treasurer
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                       ENERGY GROUP OFFICERS

              Chairman of the Board and Chief Executive Officer
              President
              Vice President (including any level thereof)
              Secretary
              Chief Financial Officer
              Treasurer
              Controller
              Assistant Treasurer

                            Notwithstanding the foregoing, "Participant" shall also include any full time employee of any corporation which is within the "controlled group of corporations" (as referred to in Section 414(b) of the Internal Revenue Code of 1986, as amended) of which Energy Group is a member, provided such employee was holding any of the foregoing officer positions with Central Hudson on December 31, 2000, subject to the right of Energy Group to reject him or her as a Participant.

       1.07   "Plan"  shall  mean  the  CH  Energy  Group,  Inc.   Supplementary
Retirement Plan, as from time to time amended.

       1.08   "Change of Control" shall mean:

              (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of Energy Group (the "Outstanding Energy Group Common Stock") or (y) the combined voting power of the then outstanding voting securities of Energy Group entitled to vote generally in the election of directors (the "Outstanding Energy Group Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Energy Group, (ii) any acquisition by Energy Group,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Energy Group or any corporation controlled by Energy Group or
(iv) any acquisition by any corporation pursuant

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to a transaction  which  complies with clauses (i), (ii) and (iii) of subsection
(c) of this Section 1.10; or

              (b) Individuals who, as of December 15, 1999, constitute the Board of Directors of Energy Group (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Energy Group's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Energy Group (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Energy Group Common Stock and Outstanding Energy Group Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Energy Group or all or substantially all of Energy Group's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Energy Group Common Stock and Outstanding Energy Group Voting Securities, as the case may be,
(ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Energy Group or such corporation resulting from such Business Combination) beneficially owns, directly or

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indirectly, 20% or more of, respectively,  the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

              (d) Approval by the shareholders of Energy Group of a complete liquidation or dissolution of Energy Group.

       1.09   "Deferred   Compensation   Plan"  shall  mean  the  Directors  and
Executives Deferred Compensation Plan of Energy Group as in effect from time to time.

                              ARTICLE II. BENEFITS

       2.01 BENEFITS TO PARTICIPANTS. If a Participant retires and at retirement has 10 years of service with Energy Group and/or Central Hudson or is age 65 or older, the Participant will be entitled to receive, as deferred compensation for his or her services prior to his or her retirement, an annual benefit for 10 years, payable in 120 approximately equal monthly amounts commencing with the first payment to such retiree under the Pension Plan; such benefit to be a percentage of the Participant's Compensation as follows:

                                            Percentage of Compensation
         Retirement Age                       to Date of Retirement
         --------------                       ---------------------

         Under age 60                             No Benefit
         60, but less than 63                         10%
         63, but less than 65                         15%
         65 or over                                   20%

       2.02 BENEFICIARY PAYMENTS. Upon the death of a Participant on or after the date benefits are vested hereunder, the Beneficiary shall receive the remaining monthly

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payments of benefits due under Section 2.01 above and, if no such Beneficiary is designated, the remaining unpaid benefits shall be paid to the Participant's estate.

       2.03   VESTING. Participants shall be vested in the benefits described in
Section 2.01 upon attainment of age 60 with at least 10 years of service with Energy Group and/or Central Hudson or attainment of age 65, subject, however, to the provisions of Sections 3.06 and 3.07. If a Participant terminates employment with Energy Group and/or Central Hudson prior to such vesting, the Participant shall not be entitled to any benefits under the Plan.

       2.04 SPECIAL VESTING. Notwithstanding anything herein to the contrary, all Participants in the Plan who, on December 31, 1993, attained age 55 (but not age 60), regardless of their years of service with Central Hudson, shall be vested in the benefits described in Section 2.01 (and, thereupon, shall be eligible to receive such benefits on retirement) as if they had reached age 60 and had 10 years of service with Central Hudson as of December 31, 1993.

       2.05 CHANGE OF CONTROL VESTING. Notwithstanding anything herein to the contrary, upon a Change of Control, all Participants in the Plan who have not then reached age 60 and 10 years of service with Energy Group and/or Central Hudson shall be vested in the benefits described in Section 2.01 (and, thereupon, shall be eligible to receive such benefits on retirement) as if they had reached age 60 and had 10 years of service with Energy Group and/or Central Hudson as of the date of the Change of Control.

       2.06 DEFERRED PAYMENT. If a Participant has in effect an election to defer receipt of benefits under the Plan pursuant to the Deferred Compensation Plan, benefits, when payable under the Plan, shall not be paid to the Participant or the Participant's Beneficiary or estate, but shall be paid to the Deferred Compensation Plan pursuant to the provision of Article II hereof, and the Deferred Compensation Plan, in turn, shall pay such benefits so received to the Participant on a deferred basis pursuant to the provisions of the Deferred Compensation Plan. In the event that all or part of

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payments  under the Plan cannot be paid  pursuant to the  Deferred  Compensation
Plan, either because no such election is in effect or the provisions of the Deferred Compensation Plan do not permit such payments to be made, such payments shall be made to the Participant or the Participant's Beneficiary or estate pursuant to the Plan.

                     ARTICLE III. ADMINISTRATION OF THE PLAN

       3.01 ADMINISTRATOR. The Plan shall be administered by Energy Group, which shall have the authority to interpret the Plan and issue such regulations as it deems appropriate. Energy Group shall have the duty and responsibility of maintaining records, making the requisite calculations and causing disbursement of the payments hereunder. Energy Group's interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

       3.02 AMENDMENT AND TERMINATION. Energy Group may amend or terminate the Plan at any time, provided, however, that no such amendment or termination shall deprive any Participant or beneficiary of the benefits vested hereunder as of the date of such amendment or termination.

       3.03 NON-ASSIGNABILITY OF BENEFITS. The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered or subjected to any charge or legal process.

       3.04 NON-GUARANTEE OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between Energy Group and/or Central Hudson and any Participant, or as a right of any Participant to be continued in employment of Energy Group and/or Central Hudson, or as a limitation on the right of Energy Group and/or Central Hudson to discharge any of its employees, with or without cause.

       3.05 APPLICABLE LAW. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not pre-empted by such laws, by the laws of the State of New York.

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       3.06   FORFEITURE  PROVISIONS.  All rights to any vested benefits payable under the Plan, including the payment of any unpaid benefit installments, shall be forfeited if any of the following events occur as may be applicable:

              a.     If  Energy   Group  or  Central   Hudson   terminates   the
                     Participant for any cause.

              b. The Participant resigns (as opposed to retires) his or her office with both Energy Group and Central Hudson.

              c. The Participant, after retirement, breaches any fiduciary duty to Energy Group and/or Central Hudson or enters into competition with Energy Group and/or Central Hudson without its or their written permission.

       Notwithstanding the foregoing: (i) any termination of employment that gives rise to a right, on the part of a Participant, to severance pay or benefits under a Change of Control Employment Agreement between Energy Group or Central Hudson and the Participant shall be treated as a retirement rather than a resignation by the Participation or termination of the Participant by Energy Group or Central Hudson; and (ii) clause c. of the preceding sentence shall be inapplicable after a Change of Control.

       3.07 INCAPABLE OF PERFORMING DUTIES. If at any time after a Participant reaches age 60, Energy Group or Central Hudson, as the case may be, determines, in its sole judgment, that the Participant is not fully capable of performing his or her duties, he or she will be entitled to the benefits vested under the Plan at the time of such determination.

       3.08 OUTSIDE HIRES. If any officer of Energy Group or Central Hudson is hired directly into any position referred to in Section 1.05, from outside Energy Group or Central

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Hudson,  there  shall be a  one-year  waiting  period  before he or she  becomes eligible for participation in the Plan.

       3.09 BENEFIT PAYMENTS. Energy Group will make all benefit payments under the Plan for Energy Group Participants and Central Hudson will make all payments under the Plan for Central Hudson Participants. No person, other than Energy Group or Central Hudson, shall have any obligation with respect to benefit payments or otherwise under the Plan. No funds or assets of Energy Group or Central Hudson will be segregated or physically set aside with respect to the Plan.

       3.10 INTEREST IN PLAN. Neither a Participant nor a Beneficiary, where applicable, will have any interest in any specific asset of Energy Group or Central Hudson as a result of the Plan. Any right to receive benefits under the Plan will be only the right of an unsecured general creditor of Energy Group or Central Hudson.

       3.11 LIFE INSURANCE POLICIES. Energy Group and/or Central Hudson may require each and any Participant to assist it in obtaining life insurance policies on the life of the Participant, which policies would be owned by and payable to Energy Group or Central Hudson, as the case may be. The Participant may be required to complete an application for life insurance, furnish underwriting information including medical examination by a life insurance company-approved examiner, and authorize release of medical history to the life insurance company's underwriter, as designated by Energy Group or Central Hudson, as the case may be. No election of Energy Group and/or Central Hudson to insure the life of any Participant shall give such Participant or any other person any right or interest either in or to any insurance contract or policy issued to Energy Group or Central Hudson or in or to any proceeds thereof.

       3.12 APPLICABILITY TO CENTRAL HUDSON PARTICIPANTS. No Central Hudson employee can become a Participant until Central Hudson's Board of Directors authorizes Central Hudson's participation in the Plan.

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